UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2018

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2018, the Boards of Directors of BankGuam Holding Company (the “Company”) and Bank of Guam (the “Bank”) appointed Mr. Joaquin P.L.G. Cook, the Company’s and Bank’s Executive Vice President and Chief Sales & Service Officer, to serve as the Company’s and Bank’s Interim Chief Executive Officer and President effective January 1, 2019. Ms. Lourdes A. Leon Guerrero, the former Chair and President & Chief Executive Officer of each of the Company and Bank, resigned effective December 31, 2018 in advance of her inauguration as the Governor of Guam on January 7, 2019. Ms. Leon Guerrero’s Employment Agreement with the Bank expired by its terms on December 31, 2018. No additional compensation will be paid to Mr. Cook in connection with the performance of the additional duties as the Interim Chief Executive Officer and President. Mr. Cook will also continue to serve as the Executive Vice President and Chief Sales & Service Officer of the Company and Bank.

The Company’s Nominating and Governance Committee has initiated internal succession policies with the departure of Ms. Leon Guerrero.

It is anticipated that the Board of Directors of BGIS will appoint Mr. Cook as the Interim Chief Executive Officer and President of BGIS at their next regularly scheduled BGIS Board meeting.

The information required by Items 401 and 404(a) of Regulation S-K is hereby incorporated by reference for Mr. Cook from the Company’s Proxy Statement filed on July 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: January 2, 2019	BankGuam Holding Company

	By:	/s/ Joaquin P.L.G. Cook
Joaquin P.L.G. Cook
Interim President and Chief Executive Officer